UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2019

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B900, Babraham Research Campus Cambridge CB22 3AT United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).                                            Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2019, at the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Bicycle Therapeutics plc (the “Company”), the Board approved an amendment to the Company’s Non-Employee Director Compensation Policy (the “Policy”) to increase the number of options to purchase ordinary shares granted to non-employee directors and to increase the compensation paid to the chairs of the Audit and Compensation Committees of the Board. Upon initial election to the Company’s Board, each non-employee director will be granted an option to purchase 32,000 ordinary shares (the “Initial Grant”). In addition, in January of each year, each non-employee director (other than the chair) who has not announced an intention either to resign from the Board or not to stand for election at the next annual meeting of shareholders will be granted an option to purchase 16,000 ordinary shares, and the chair will be granted an option to purchase 32,000 ordinary shares (the “Annual Grant”). If a new non-employee director joins the Board following the date of grant of the Annual Grant in any calendar year, such non-employee director will be granted a pro-rata portion of the next Annual Grant, based on the time between his or her appointment and the date of such Annual Grant. The Board also determined that all non-employee directors who had joined the Board following the Company’s initial public offering in May 2019 but before the change in the Policy described above would receive either an Initial Grant consistent with the foregoing or a supplemental option to purchase ordinary shares to increase the total number of options to purchase ordinary shares granted to such director to a total of 32,000 ordinary shares, as applicable.

The Board further amended the Policy to provide that the annual compensation paid to the chair of the Compensation Committee for such service will be $14,000, and the annual compensation paid to the chair of the Audit Committee for such service will be $20,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2019	BICYCLE THERAPEUTICS PLC

	By:	/s/ Lee Kalowski
Name: Lee Kalowski
Title: Chief Financial Officer